UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2019

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

On July 23, 2019, the Board of Directors of Eaton Corporation plc (the “Company”) expanded its size to thirteen members and elected Silvio Napoli to fill the vacancy thus created. Mr. Napoli’s election is effective July 26, 2019. He is currently the Executive Chairman of the Board of Directors of Schindler Holding AG, a worldwide provider of escalators, elevators and related services domiciled in Switzerland. Mr. Napoli was appointed by the Company’s Board of Directors to the Governance and Compensation and Organization Committees.

Mr. Napoli will receive compensation pursuant to the Company’s standard arrangements for directors as described in its Proxy Statement for the 2019 Annual General Meeting of Shareholders.

Each of the Company and its wholly owned subsidiary, Eaton Corporation (“Eaton”), have entered into Indemnification Agreements with Mr. Napoli in the same form as they have used with other directors of the Company. The form indemnification agreements provide that, to the fullest extent permitted by law, the Company and/or Eaton will indemnify each director against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director in connection with any claim against the director as a result of the director’s service as a member of the Board. The summaries of the material terms of the form indemnification agreements set forth above are qualified in their entirety by reference to the full text of the applicable agreements. (See Exhibits 10.1 and 10.2, respectively, to this Report, which are incorporated herein by reference.)

Mr. Napoli is the Executive Chairman of the Board of Directors of Schindler Holding AG, which has purchased approximately $5.3 million worth of products from Eaton since the beginning of 2018. There are no arrangements or understandings between Mr. Napoli and any other persons pursuant to which he was selected as a director of the Company.

A copy of the press release issued by the Company on July 23, 2019 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Item	Exhibit

10.1
Form of Indemnification Agreement between the Company and each of the non-employee directors of the Company, incorporated herein by reference to Exhibit 10.BB to the Company’s 10-K filed for the year ending December 31, 2012.

10.2
Form of Indemnification Agreement II between Eaton Corporation and each of the non-employee directors of the Company and Officers of Eaton Corporation, incorporated herein by reference to Exhibit 10.CC to the Company’s 10-K filed for the year ending December 31, 2012.

99.1	Press Release dated July 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION PLC

Date: July 29, 2019	/s/ Nigel Crawford
Nigel Crawford
Vice President and Secretary